SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2008

   PARADIGM MEDICAL INDUSTRIES, INC.
(Exact name of registrant as specified in this Charter)

Delaware	0-28498	87-0459536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 South 1070 West, Salt Lake City, Utah	84119
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 977-8970

                       Does Not Apply
(Former name or former address, if changed since last report)

ITEM 5.02.  Departure of Principal Officer; Appointment of Principal Officer.

The Board of Directors of Paradigm Medical Industries, Inc. (the “Company”) has appointed Stephen L. Davis as President of the Company.  He replaces Raymond P.L. Cannefax who was terminated.  Mr. Davis, age 61, previously served as the Company's Vice President of Sales and Marketing from May 2007 to February 2008. Since 2001, except during the period he served as the Company's Vice President of Sales and Marketing, Mr. Davis was President of S.L. Davis Group, Inc., which provides business development, distribution management and sales training services.  From 1991 to 1999, Mr. Davis was President, Chief Executive Officer, and Vice President of Sales and Marketing for Zinetics Medical, Inc., which manufactured and distributed medical devices for the gastroenterology and critical care markets.  Zinetics Medical, Inc. was purchased by Medtronic, Inc. and became Medtronic Functional Diagnostics/Zinetics Medical, Inc. in 1999, and Mr. Davis remained at the company from 1999 to 2001, serving as Site Director.  From 1988 to 1990, Mr. Davis was co-founder and Vice President of Sales and Marketing of Co-Care Medical Services, Inc., which owned and operated ophthalmic ambulatory surgery centers.  From 1986 to 1988, Mr. Davis was Western Regional Sales Manager for Ioptex Intraocular Lenses, Inc.  Mr. Davis received a B.S. degree in Sociology, with a minor in Business, from Brigham Young University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM MEDICAL INDUSTRIES, INC.
(Registrant)

Date: November 20, 2008	By:	/s/ Stephen L. Davis
Stephen L Davis
President